Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

BCB Bancorp, Inc.
Bayonne, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2010, relating to the consolidated financial statements of BCB Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

Clark, New Jersey
September 10, 2010